UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 Form S-1

( Amendment 5)

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Global Seed Inc.,

(Exact name of registrant as specified in its charter)

Texas	2721	27-3028235
( State or other jurisdiction of incorporation or organization)	( Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Global Seed Inc.,

2386 Diary Ashford, #502,

Houston, Texas 77077

Tel: 713-898-6818   Fax: 713-513-5852

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Su Zhi Dai

Global Seed Inc.,

2386 Diary Ashford, #502,

Houston, Texas 77077

Tel: 713-898-6818   Fax: 713-513-5852

( Name, address, including Zip Code, and telephone number, including area code, of agent for service)

Send copies to:

Kristie L. Lewis

Attorney-At-Law

P.O. Box 31472

Houston, Texas 77231

Tel: (832)-598-7435 Fax: 832-553-1902

E-mail: Klewisattyatlaw@gmail.com

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ x ]

If this Form is filled to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filler, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.

          Large accelerated filer [ ]                  Accelerated filer [ ]

          Non-accelerated filer [ ]                   Small reporting company [x]

Calculation of Registration Fee

Class of Securities To be Registered	Amount to be registered	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	2,500,000	US$0.05	US$125,000	$14.51[1]

[1]	Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until the Registration Statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion:  February 24, 2012

Prospectus

Global Seed Inc.,

2,500,000 Shares of Common Stock

The selling shareholders named in this prospectus are offering 2,500,000 shares of our common stock offered through this prospectus. The 2,500,000 shares offered by the selling shareholders represent 50% of the total outstanding shares as of the date of this prospectus. We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.05 per share of our common stock offered through this prospectus. This offering constitutes the Company's initial public offering.

	Offering Price	Underwriting Discount and commission	Proceeds to Selling Shareholders
Per share	$0.05	None	$0.05
Total	$125,000	None	$125,000

Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the  OTCBB (Over-the-Counter Bulletin Board). Although we intend to apply for quotation of our common stock on the OTC Bulletin Board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders. Our common stock may never be quoted on the OTCBB. Investing in our common stock involves a high degree of risk. You should read this entire prospectus carefully, including the section entitled “Risk Factors”. Page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______ , all dealers that effect in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY AND RISK FACTORS

THE COMPANY

Global Seed Inc. ( 'we", "us", " Global Seed" ) is a development stage company that has commenced some of its planned principal operations; its operations to date have been devoted primarily to develop the Global Seed Journal.

OUR PRODUCTS AND SERVICES

Global Seed Inc. was incorporated in the State of Texas on July 13, 2010. We are engaged principally in the distribution of a monthly journal. Since becoming incorporated, we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions, or consolidations. We have no intention to merge with another company, to be acquired by another company, or to act as a Blank Check Company. We have a specific business plan and purpose. As such, we are not a Blank Check Company as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933.

Our product is the Global Seed Journal. It is a monthly journal which will be published in Chinese for its presentation of Asian community news, advertising content, and articles written by contributors. Our mission is to be the Asian publication devoted to community news and promotion of advertising content. We are intent on attracting a readership composed primarily of men and women at the 18 to 65 age group. Our projected revenue will mainly come from advertisers in Houston, Texas. We intend to publish and distribute our monthly journal in Houston, Texas. If we are able to begin publishing our journal, there is no guarantee that we will be able to earn enough revenue from advertisers to continue as a going concern and to accomplish our business goals. We do not intend to charge a subscription fee for our journal , any revenues that we earn will be from selling advertising space in our journal. Advertisers already deposited $6,300 advertising fees with us. Based on our projected plan of operations, our monthly "burn rate" is $4,000 and our cash position could sustained our operation for the next twelve months. Our projected date to publish our first journal is March 30, 2012.

We believe that our lack of operating history and uncertainty regarding our ability to generate revenues are material concerns. Additionally, there can be no assurance that the actual expenses incurred will not exceed our estimates or that cash flows from operating activities. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Global Seed Inc. is a development stage company that has commenced its planned operations. The operations of the Company to date have been devoted primarily to start-up activities which include the following:

•	Formation of the Company:
•	Development of our business Plan;

•	Capital raising activities ;
•	Hire attorney and auditor to prepare the S-1 registration;

•	Entering agreements with our vendors for printing services;
•	Recruitment of sales representatives;

•	Signed up advertisers for our journal.

As of December 31, 2011, we have not generated revenues and our assets consist of $51,209 and our net loss for the most recent interim periods were $(2,226) and $(5,091) respectively. We believe our present capital will be able to carry out our planned operations for 12 months. Based on our projected plan of operations, our monthly "burn rate" is $4,000. The estimated amount of funds needed to accomplish our business goals is $48,000. We will not received any funds from this Offering. There is no guarantee that we will be able to raise additional capital through, among other things, the sale of equity or debt securities, private placement offerings, and there is no guarantee that our officer and director will advance funds to us. Advertisers already deposited advertising fees with us. Our projected date to publish our first journal is March 30, 2012.

Our officer, Su Zhi Da, is responsible for the general and administrative duties, and we have two part-time employees. As of December 31, 2011, We have 5,000,000 shares issued and outstanding. Our administrative office located at the premises of our President, Su Zhi Da, which he provides on a rent-free basis. The address is 2386 Diary Ashford, #502, Houston, Texas 77077. Our telephone number is (713)-898-6818 and our fax number is (713)-513-5852 Global Seed Corporation's fiscal year end is June 30.

NUMBER OF SHARES BEING OFFERED

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 2,500,000 shares of our common stock. As of the filing of this prospectus, we have 35 non-affiliated shareholders of record of our common stock. We are registering 2,500,000 shares of our common stock held by 35 stockholders named in this prospectus. This does not include the 2,500,000 shares held by our sole Officer and Director, Su Zhi Da. The selling stockholders will sell their shares of our common stock at a fixed price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, there is no guarantee that our common stock will ever be quoted on the OTC Bulletin Board.

NUMBER OF SHARES OUTSTANDING

There were 5,000,000 shares of our common stock issued and outstanding as of December 31, 2011.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS.

 The summarized financial data presented below should be read in conjunction with our June 30, 2011 audited financial statements and December 31, 2011 unaudited interim financial statements included elsewhere in the filing.

SUMMARY FINANCIAL INFORMATION

	For the six months Ended December 31, 2011 ( unaudited)	From July 13, 2010 ( Inception) through June 30, 2011 ( audited)
BALANCE SHEET DATA
Total Assets	$51,209	$49,500
Total Liabilities	$6,300	$2,365
Total Stockholder's Equity	$44,909	$47,135
INCOME STATEMENT
Revenue	$-	$-
Total Expenses	$2,226	$(2,865)
Net Profit/Loss	$(2,226)	$(2,865)
Net Loss Per Share	$(0.00)	$(0.00)
Weighted Average number of Common shares	5,000,000	5,000,000

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE INVESTING IN OUR COMMON STOCK.

(A) RISKS RELATED TO GOLBAL SEED INC.,

(1) As a company in the early stage of development, our limited history of operations makes evaluation of our business difficult.

We were incorporated on July 13, 2010, and our business is in the development stage. Our business prospects are difficult to predict because of our limited operating history. We will encounter risks and difficulties frequently experienced by early-stage companies, such as the printing and publishing industry. Our business activities during the next 12 months will be focused on the implementation of our business plan. While we intend to focus on developing our advertising market and to expand our operations, we may not attain profitable operations. Our management may not succeed in realizing our business objectives.

(2) Our Independent Auditor has indicated that he has substantial doubts about our ability to continue as a going concern.

John-Kinross Kennedy, our independent auditor, has expressed substantial doubt about our ability to continue as a going concern. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. The Company had a operating loss of $(2,226) in the six months ended December 31, 2011 and $(5,091) since inception, July 30, 2010. The Company had a positive cash flow of $51,209 for cash and cash equivalent assets for the six months ended December 31, 2011 from the issuance of stock. Management’s plans to continue as a going concern include raising additional capital through sales of common stock and expect to publish our first journal on or before March 31, 2012. Our financial statements included with this prospectus have been prepared to assume that we will continue as a going concern. Our auditor has made reference to the substantial doubt as to our ability to continue as a going concern in his audit report on our audited financial statements for the period ended June 30, 2011. If we are not able to achieve revenues, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

(3) The Company's financial condition may be negatively affected by This Offering.

The Company will not receive any proceeds from the sale of shares through this offering.  Further, the Company has agreed to pay the expenses of this offering estimated at $4,865. Therefore, the Company's financial condition may be negatively affected by the amount of expenses related to this offering.

(4) The interests of our controlling shareholder, who exerts significant influence over us, may conflict with ours.

Our largest shareholder, Su Zhi Da, is also our President and Chairman of the Board. Su Zhi Da directly owns 50% of our issued and outstanding common stock. The interests of Su Zhi Da may conflict or even compete with our interests and those of our shareholders. As a result of his substantial ownership of our outstanding common stock, Su Zhi Da will be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. Su Zhi Da may also have interests that differ from those of another stockholders and may vote in a way with which stockholders may disagree and, which may be adverse to their interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their stock as part of a sale of our company, and might ultimately affect the market price of our stock. Conversely, this concentration may facilitate a change in control at a time when stockholders may prefer not to sell.

(5)The Company has 9,989,886,988 of preferred shares authorized and can issue them without shareholder consent. if these shares are issued, it could materially impact the common shareholder's rights, dilution, and value.

The Company has authorized 9,989,886,988 preferred shares of stock and can issue them without shareholder consent. Any issuances of preferred stock would have priority over the common stock with respect to dividend or liquidation rights. If the Company issues these shares, they have additional rights and privileges that could materially impact common shareholders. The future issuance of our authorized Common Shares and Preferred Stock may result in substantial dilution in the percentage of our Common Shares held by our then existing stockholders.

(6) Su Zhi Da's position with the company and his ability to fix his salary may create conflicts of interest that adversely affected the interests of another stockholders.

Our sole director and officer, Su Zhi Da, can fix his salary may create conflicts of interest that adversely affect the interests of other shareholders. Mr. Su occupied all corporate positions and it may not be possible to have adequate internal controls and that, because the sole director and officer will determine his salary and perquisites, you may not have funds available for net income.

(7) Our internal controls may not be adequate because our sole executive officer, Su Zhi Da, occupies all corporate positions.

Because our sole executive officer, Su zhi Dai, occupies all corporate positions. We may not adequately administered our internal controls over disclosure or financial reporting.  A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of a simple error or mistake.  Since we have only one officer and director, the controls can easily circumvented by our sole officer and director which could result in adverse consequences to us.

(8) We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

(9) The costs to meet our reporting as a public company will be substantial and may result in insufficient funds to meet our routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and other expenses. We estimate that these costs could range up to $4,500 per annum.

(B) RISKS RELATED TO OUR BUSINESS AND INDUSTRY

(10) If we can successfully begin operations, we will face intense competition from other companies.

If we successfully begin operations, we will face intense competition from other companies with more capital. If we do not manage our operations effectively and cannot establish our company as a viable competitor, our revenues will be adversely affected.

(11) If we fail to maintain our relationships with our authors, illustrators, publishers, our business could be adversely affected.

Our business is highly dependent on maintaining relationships with our future relationships with writers, publishers, and other creative talent responsible for our journal. We believe any overall weakening of our future relationships with these professionals could have an adverse impact on our business and financial performance. We do not have printing plants to publish our journal, and we must rely on external vendors and publishing companies to print our journal. Any disruption of services with our vendors could be adversely affected our business.

(12) The economic slowdown and national and worldwide financial instability, may continue to affect the Company’s business condition and results of operations.

Advertisers generally reduce spending during economic downturns. The recent slowdown in the United States has adversely affected the demand for our targeted market in Houston advertising. Advertising demand is a factor in determining advertising rates. A prolonged recession and diminished demand could result in a reduction in the advertising rate structure.

(13) Our competitors have more prominent brand names and more established with larger market shares.

Our competitors have more prominent brand names and with larger market shares. Our competitors have greater financial and other resources than we do. We compete based on the followings- the platform on which our products are offered; the way we market and promote our products and services; the effectiveness of the distribution of our products and services. We intent to charge less for our advertising services than our competitors that could be adversely affected our profit margin. We do not yet market, promote or distribute our journal.

(14) We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

(C)  RISKS RELATED TO THIS OFFERING

(15) There is currently no public market for our securities, and there can be no assurance that any market will develop.

There is no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering by the selling stockholders, or if developed, be sustained. After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. There can be no assurance that our common stock will ever be quoted on the OTC Bulletin Board or that any market for our common stock will develop. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our market maker’s application will be accepted. Our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a public market may not materialize.

(16) Because we will be subject to “penny stock” rules if our shares are quoted on the OTC Bulletin Board, the level of trading activity in our stock may be reduced.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. The broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. Consequently, these requirements may have the effect of reducing the level of trading activity in the secondary market. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

(17) FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA rules require that, a stockbroker, in recommending an investment to a customer, have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative securities to their non-institutional customers, stockbrokers must make efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that low-priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for brokers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer brokers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

(18) We arbitrarily determined the price of the shares of our common stock to be resold by the selling stockholders, and such price may not reflect the actual market price for the securities.

The initial offering price of $0.05 per share of common stock offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of securities of comparable publicly traded companies, certain operating information of companies engaged in similar activities to ours, or general conditions of the securities' market. The price may not be indicative of the market price, for the common stock that may develop in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public price at which our stock is quoted. Moreover, recently the stock markets have experienced extreme price and volume fluctuations, which had a negative effect impact on smaller companies. In the past, securities' class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

(19) Pursuant to Section 15(d), we will be required to file periodic reports with the SEC once this registration statement is declared effective.

Pursuant to Section 15(d), we will be required to file periodic reports with the SEC, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, once this registration statement is declared effective. However, the reporting obligations under Section 15(d) are automatically suspended when (1) any class of securities of the issuer reporting under Section 15(d) is registered under Section 12 of the Exchange Act or (2) at the beginning of the issuer’s fiscal year, the class of securities covered by the registration statement is held of record by fewer than 300 persons. We are required to file the necessary reports in the fiscal year that the registration statement is declared effective. After that fiscal year and provided we have less than 300 shareholders, we are not required to file those reports. If those reports are not filed by us, the investors will have reduced visibility as to the company and our financial condition, which may negatively impact our shareholders’ ability to evaluate our prospects.

ITEM 4. USE OF PROCEEDS.

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

ITEM 5. DETERMINATION OF THE OFFERING PRICE.

There is no established public market for our shares of common stock. The offering price of $0.05 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our common stock at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founder, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the market price, if any, of the common stock that may develop in the trading market after this offering, which is likely to fluctuate.

ITEM 6. DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

ITEM 7. SELLING SECURITY HOLDERS.

We closed an issue of 1,500,000 shares of common stock on July 15, 2010 to a total of twenty five (25) purchasers at a price of $0.006 per share. The total proceeds received from this offering were $9,000. In addition, we closed an issued of 1,000,000 shares of common stock on June 28, 2011 to a total of ten (10) purchasers at a price of $0.04 per share. On June 28, 2011, 1,000,000 shares of common stock were issued for stock subscription receivables at $0.04 per share. The stock subscription receivables were subsequently received in cash on August 29, 2011. We completed these two offerings pursuant Rule 903(a) and conditions set forth in Category 3, Rule 903(b)(3) of Regulation S of the Securities Act of 1933.

 The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the Selling Shareholders as of June 30, 2011 and the number of shares of Common Stock covered by this prospectus.

NAME OF SHAREHOLDERS	SHARES OF COMMON STOCK OWNED PRIOR OFFERING	SHARES OF COMMON STOCK TO BE SOLD	SHARES OF COMMON STOCK OWNED AFTER OFFERING (1)(2)	PERCENTAGE OF COMMON STOCK OWNED AFTER OFFERING (1) (2)
Xiong Yang	65,000	65,000	-0-	0.00%
Xiao Yan Yang	65,000	65,000	-0-	0.00%
Ji Li *	65,000	65,000	-0-	0.00%
Yan Li*	65,000	65,000	-0-	0.00%
Ye Li*	65,000	65,000	-0-	0.00%
Zhong Yi Li*	55,000	55,000	-0-	0.00%
Yu Hua Liu	55,000	55,000	-0-	0.00%
Hai Bo Fu	55,000	55,000	-0-	0.00%
Bao Wei Wang	55,000	55,000	-0-	0.00%
Jia Wang	55,000	55,000	-0-	0.00%
Xin Wang	46,000	46,000	-0-	0.00%
Juan Ma	46,000	46,000	-0-	0.00%
Hong Hong Ma	46,000	46,000	-0-	0.00%
Dong Dong Ma	46,000	46,000	-0-	0.00%
Yan Hong Lang	46,000	46,000	-0-	0.00%
Yan Wei Lang	36,000	36,000	-0-	0.00%
Hong Sheng Xin	36,000	36,000	-0-	0.00%
Wei Wang	36,000	36,000	-0-	0.00%
Li Wang	36,000	36,000	-0-	0.00%
Hu Wang	126,000	126,000	-0-	0.00%
Yaming Hu	80,000	80,000	-0-	0.00%
Wei Hu	80,000	80,000	-0-	0.00%
Xiang Wei	80,000	80,000	-0-	0.00%
Hua Ai	80,000	80,000	-0-	0.00%
Ai Ying Sun	80,000	80,000	-0-	0.00%
Xio Su Hie	100,000	100,000	-0-	0.00%
Ping Ping Zhang*	100,000	100,000	-0-	0.00%
Xiao Hui Zhang*	100,000	100,000	-0-	0.00%
Rui Zhang*	100,000	100,000	-0-	0.00%
Zhan Zhang*	100,000	100,000	-0-	0.00%
Shuang Zhang*	100,000	100,000	-0-	0.00%
Ji Yuan Liu	100,000	100,000	-0-	0.00%
Qian Yang Liu	100,000	100,000	-0-	0.00%
Wei Yuan Liu	100,000	100,000	-0-	0.00%
Yuan Yuan Liu	100,000	100,000	-0-	0.00%
TOTAL	2,500,000	250,000	-0-	0.00%

* Ji Li, Yan Li and Ye Li are the daughters and son of Zhong Yi Li.

* Ping Ping Zhang, Xiao Hui Zhang, Rui Zhang, Zhan Zhang are the daughters and sons of Shuang Zhang.

Footnotes:

[1]	Based on 5,000,000 Shares Outstanding.
[2]

Assumes the sale of all shares registered by each selling shareholder.   All expenses incurred with respect to the registration of the offering will be borne by us; it is estimated to be $4,865 (SEC filing fees: $15; auditor's fees $2,500, legal fees $1,500; Edgar fees: $300; Stock transfer fees $550. None of the selling stockholders:  (i) has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;   (ii) served as one of our officers or directors; nor (iii) is a registered broker-dealer or an affiliate of a broker-dealer.

ITEM 8. PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.05 per share until such time as the shares of our common stock are traded on the Over-the-Counter Bulletin Board electronic quotation service. Although we intend to apply for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service, public trading of our common stock may never materialize. If our common stock becomes traded on the Over-the-Counter Bulletin Board electronic quotation service, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

We are bearing all costs relating to the registration of the common stock, including legal and accounting fees, and such expenses are estimated to be approximately $4,865. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

 ITEM 9. DESCRIPTION OF THE SECURITIES TO BE OFFERED

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. Our authorized capital stock consists of 8,999,886,999 shares of Common Stock at par value $0.0001 per share and 9,989,886,988 shares of preferred stock at par value $0.0001 per share. We currently have 5,000,000 shares of Common Stock issued and outstanding; no preferred shares have been issued to date.

COMMON STOCK:

VOTING RIGHTS: Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company. Our Certificate of Incorporation and By Laws are not provided for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

PREEMPTIVE RIGHTS:  The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

LIQUIDATING RIGHTS: In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

CONVERSION AND REDEMPTION: The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption.

DIVIDENDS:  Holders of Common Stock are entitled to dividends as may be declared at the sole discretion of the Board of directors out of funds available.

PREFERRED STOCKS:

PREFERRED SHARES: The Company authorized 98,989,886 preferred shares at par value $0.0001.  As of September 30,2011, no preferred shares have been issued. The designations and the powers, preferences and rights, and the qualifications or restrictions of the Preferred Shares are as follows:

The shares of Preferred Stock are authorized to be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are specified in the resolution or resolutions adopted by the Board of Directors providing for the issue.

 ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employ.

John Kinross-Kennedy, C.P.A., an independent registered Public Accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in his audit report. John Kinross-Kennedy, C.P.A. has presented his report with respect to our audited financial statements. The financial statements have been included in this prospectus and registration statement in reliance on the report by John Kinross-Kennedy, C.P.A., given his authority as an expert in auditing and accounting. The report of John Kinross-Kennedy, C.P.A. on the financial statements herein includes an explanatory paragraph that states that we have not generated revenues and have an accumulated deficit since inception which raises substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kristie L. Lewis, our independent legal counsel, has provided an opinion on the validity of our common stock.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT.

(A) DESCRIPTION OF BUSINESS

Global Seed Inc. was incorporated in the State of Texas on July 13, 2010. We are engaged principally in the distribution of a monthly journal. Since becoming incorporated, we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions, or consolidations. We have no intention to merge with another company, to be acquired by another company, or to act as a Blank Check Company. We have a specific business plan and purpose. As such, we are not a Blank Check Company as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933.

Our product is the Global Seed Journal. It is a monthly journal which will be published in Chinese for its presentation of Asian community news, advertising content, and articles written by contributors. Our mission is to be the Asian publication devoted to community news and promotion of advertising content. We are intent on attracting a readership composed primarily of men and women at the 18 to 65 age group. Our projected revenue will mainly come from advertisers in Houston, Texas. If we are able to begin publishing our journal, there is no guarantee that we will be able to earn revenue from advertisers. We do not intend to charge a subscription fee for our journal , any revenues that we earn will be from selling advertising space in our journal. We intend to publish and distribute our monthly journal in Houston, Texas.

Global Seed Inc. is a development stage company that has commenced its planned operations. The operations of the Company to date have been devoted primarily to start-up activities which include the following:

•	Formation of the Company:
•	Development of our business Plan;

•	Capital raising activities ;
•	Hire attorney and auditor to prepare the S-1 registration;

•	Entering agreements with our vendors for printing services;
•	Recruitment of sales representatives;

•	Signed up advertisers for our journal.

As of December 31, 2011, we have not generated any revenue and our assets consist of $51,209 and our net loss for the most recent interim periods were $(2,226) and $(5,091) respectively. Our present capital will be able to maintain our planned operations for 12 months. We expect to raise additional capital through, among other things, the sale of equity or debt securities, private placement offerings, and advanced funds from our officer and director. Advertisers already deposited $6,300 advertising fees with us. Our first journal will be published on or before March 31, 2012.

OUR PRODUCTS AND SERVICES

We are offering the following sections in our journal to target Chinese speaking advertisers and readers in Houston, Texas. There is no guarantee that the advertisers in the industries discussed in this section will choose to purchase advertisements in our journal:

Our proposed journal will devote a special section for the buying and selling of homes in Texas. We believe as the economic downturn worsened, home builders and developers had a harder time selling their new homes, and bankers foreclosed those properties to be liquidated. Our proposed journal is free and accessible at the Chinese speaking neighborhood supermarkets. We have permissions from the local supermarkets to place these freestanding newspaper racks in their designated locations. The local supermarkets do not charge a fees for placing newspaper racks within the designated supermarket as long as we provide our own metal newspaper. We anticipated our real estate listings provide photos, features, and amenities. Our proposed journal goes beyond real estate listings.

Our proposed journal will devote a special section for travel agencies. All travel agents are welcomed to advertise in our journal. We believe our readers will be able to get discount coupons for some travel and tour packages from our advertisers. We will not restricted our advertisers that do not offer discount coupons. We believe that there will be a demand from our readership for travel agents. We believe our advertisers will offer travel coupons, discounted tours and airline tickets directly to our readers. We believe that these promotions from travel agencies will increase our journal's popularity in the community.

Our proposed journal will devote a special section for restaurant advertisers. There are many restaurants in the Chinese speaking communities that offer Chinese, Japanese, and Vietnamese dishes. The restaurant business is highly competitive. We believe our journal can provide a platform to promote a restaurant's business. A section will be devoted for the promotion of special dishes from various restaurants.

Our proposed journal will devote a section for an entertainment guide. This section is the journal's one-stop local entertainment guide. Our reader can go and find out what to do in Houston, from the hot bars, to the latest events, music, movies, styles, and TV.

Our proposed journal will devote a section for business advertisement. We plan to support our growth through business advertisements. We believe that there will be advertisements for businesses, special events, classifieds, and other revenue building advertisements will draw the readers to the journal.

MARKETING AND PROMOTION STRATEGIES:

According to the 2011 Census, Texas is the second most populous U.S. state, next to New York. Texas has experienced strong population growth in recent years. The population growth is mainly in the major cities such as Austin, El Paso, Dallas, Houston, and San Antonio. The Chinese American population in our targeted market in Houston is 24,001. There is no available information regarding the number of Chinese-American who could read Chinese in Houston. We will start operations in Houston, Texas and expand to the California and New York Market within five years. There is no guarantee that we will be able start our journal in Houston or to expand to New York and California within five years.

Our proposed journal is a local, free pick up journal that relies totally on advertising revenue from businesses that want to target a niche in the market of Chinese-Americans. Our Proposed journal will be founded on the principle of creating a publication and marketing for businesses who wish to reach the Chinese-American consumer. We believe our proposed journal will not be successful unless our advertising campaigns provide effective results for the businesses that buy ad space.

ADVERTISING FOR BUSINESS:

Our advertising service begins with an initial concept and design. Our independent printing contractors charge $25 for each advertising design project. Our estimated yearly budget for $800 for design already included the charge of $25 for each advertising design project. We have no intention to hire our staff designers. We believe that advertising is about more than just making the sale. We believe that successful advertising helps our clients’ businesses gain long-term, loyal customers. We believe that the advertising services of Global Seed Journal give organizations the opportunity to increase public awareness through consistent and frequent advertising opportunities. We have our printing contractors to provide the initial concept and design services for our advertisers.

Global Seed Journal offers different approaches to connect with our client’s consumer-base. (a) The travel agency advertisers can offer discount coupons and special tour promotions directly to the consumers. (b) Advertisers such as medical doctors, accountants, attorneys and real estate agents could provided their news releases and special content writings with a focus to their targeted consumers. (c) Other advertisers such as the local supermarkets could offer their weekly specials to their targeted consumers. We take great care in developing the options to fulfill the advertising needs of our customers. The City of Houston will be divided into four selling/distribution zones but the journal's contents and the pricing for advertising space are the same for the advertisers.

Our sales representatives will find customers through cold calls and direct sales. Each representative will be trained on presenting the journal to potential advertisers. The process of selling to new advertisers is as follow: Get out the phone book and call them, compile a list of targeted advertisers, set up appointments to meet with potential advertisers. We believe that the sales representatives are key to the success of our business because the sales representatives are able to solicit new accounts in the Chinese communities. We believe that as time goes by and journal recognition increases, so will the advertiser's acceptance.

FEATURES OF OUR JOURNAL

Global Seed Journal is a monthly publication that reaches the Chinese American consumer. It is our mandate to create an editorial environment that is stimulating, entertaining, informative, and relevant to the Chinese American. There will be twenty local supermarkets locations throughout Houston. It will take one day for an employee to distribute the journal to all of the local supermarkets. The front cover will change monthly and will feature a specific business and/or event relevant to our consumer. The cover is the most critical part of attracting our new market. We believe it must provoke the consumer to pick it up and read it.

Global Seed Journal will be a monthly publication that reaches the Chinese American consumer and we have not yet publish our journal. It is our mandate to create an editorial environment that is stimulating, entertaining, informative, and relevant to the Chinese American. We believe our commitment to quality is essential in the journal and magazine industry. We will placed approximately 20 freestanding newspaper racks in some of the designated local supermarkets and our advertisers' locations throughout Houston. It will take one day for an employee to distribute the journal to all of the freestanding newspaper racks. We have permissions from the local supermarkets to place these freestanding newspaper racks in their designated locations. The local supermarkets do not charge a fees for placing newspaper racks within the designated supermarket as long as we provide our own metal newspaper racks. The cost for each of the metal newspaper rack is $45.00. The front cover will change monthly and will feature a specific business and/or event relevant to our consumer. The cover is the most critical part of attracting our new market. It must provoke the consumer to pick it up and read it.

FINANCIAL PLAN:

The only source of revenue is the sales of the advertising space and our shareholders' initial investment of $9,500. Our financial analysis is the focus on the increase of revenue through sales and determining our break-even analysis. Our sales forecast assumes no significant change in costs or prices, which is a reasonable assumption for three-year projection. Our initial concentration will be the sales of advertising space in Houston, Texas. As of December 31, 2011, we have $ 51,209 in cash for general and administrative expenses. Our company has certain start-up costs typically for development stage companies. These costs will occur during the twelve months of operation. The projected expenses that will be incurred during the 12 months period will be $48,800. We expect to raise additional capital through, among other things, the sale of equity or debt securities, private placement offerings, and advanced funds from our officer and director and there is no guarantee that we will be able to raise additional capital through the sale of equity or debt securities and advanced funds from our officer and director.

Our projected sales of advertising services will begin after the date of effectiveness of this registration. We anticipate an increase in sales of advertising services after two sales representatives are hired between the 2-3 month of operations. Sales before this time will be generated without the benefit of a marketing program. We believe that a marketing program and a publishing schedule will generate advertising sales. After six months of operation and earn $6,000-$7,500 in revenues will allow us to increase our distribution from 3,500 to 5,000 journals. There is no guarantee that we will earn any revenues or that we will raise enough funds to increase the number of journals we publish each month. Our projected date to publish our first journal is March 30, 2012.

REVENUE AND BREAK-EVEN ANALYSIS

 Below is the estimated cost of each type of advertising space available to our advertisers. We have adopted a uniform advertising rates throughout the City of Houston. Our rates disclosed for advertisers include our initial design and set up services for advertisers.

Type of Ad	9-11 times	3- 8 times	Each time
Full Page Ad	$500	$550	$600
½ Page	$350	$400	$450
¼ quarter page Classifieds	$200	$250	$300
	$150	$150	$150

If we are able to sell 8 pages of advertising space for a total of $4,800 monthly revenue, we believe it would allow the journal begin to break-even at $4,800. The estimate monthly cost associated with printing and distributing each monthly journal are as follow: printing $1,000, salary: $1,100, office equipments: $1,000; writer's fees:$500; miscellaneous Expenses and working capital: $1,200.

BUSINESS STRATEGIES

Our market entry strategy will be focused on Chinese communities in Houston, Texas. There is a market for advertisers in Houston, Texas. We will be hiring two sales representatives to solicit advertising accounts through telephone solicitations and personal visits. Our competitors are monthly Chinese language publishers who offer similar products and services in Houston, Texas. We will also compete with other advertisers including English language journals and newspapers. Our initial monthly circulation will be 2,000 copies in Houston, Texas. We intend to increase to 3,500 copies gradually as soon as we are able to sign up more advertisers. We will be initially offering our journal, Global Seed Journal, with front cover in colors and freely distributed to the Chinese communities. As soon as we have achieved a monthly circulation of 10,000 copies in Houston, Texas, we will be adding electronic version of our journal in the internet. One of our business strategies is to expand our readership to other Chinese communities in the United States. Once we have implemented our journal in the electronic format, we believe that we will be able to attract more advertisers and readers.

COMPETITION

We believe our journal competes with several competitors locally in Houston. Our competitors have more prominent brand names and more established with larger market shares; they have greater financial and other resources than we do. We compete based on the followings; the platform on which our products are offered; the way we market and promote our products and services; the effectiveness of the distribution of our products and services. We believe our success in attracting advertisers depends in large part on our ability to identify and successfully respond to customer trends and preferences.

INTELLECTUAL PROPERTY

We have not register our company's logo with the U.S. Patent Office. Management believes that the protection of our intellectual property rights is a key component of our operating strategy. Once our logo is registered with the U.S. Patent office, our potential competitors no longer able to use our company's logo. The legal fees for protecting our intellectual property rights is $300 by register our company's logo with the U.S. Patent Office.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations, including securities laws. We will also be affected by the State business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date. If the opportunities arise, the Company may elect to initiate research and development activities.

ENVIRONMENTAL LAWS

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

EMPLOYEE AGREEMENTS

The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Our sole officer and director, Mr. Su Zhi Da is responsible for general and administrative duties and sales activities. We intend to hire part-time sales representatives on a commission basis to keep our overhead to a minimum. Our current commission for advertising sale is 15% of the gross sale and we do not yet have sales representatives.

(B) DESCRIPTION OF PROPERTY

We do not own any real property in the United States and abroad. Our principal office is located at 2386 Diary Ashford, #502, Houston, Texas 77077. This office space is being provided to the company free of charge by our president, Mr. Su. Upon significant growth of the company it may become necessary to lease or acquire additional or alternative space to accommodate our business activities and growth.

(C) LEGAL PROCEEDINGS

We do not have any litigation proceedings pending or threatened against us.

(D) MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the Over-the-Counter Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over-the-Counter Bulletin Board electronic quotation service or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

Global Seed Inc., is subject to the penny stock rules, and disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

As of the date of this Registration Statement, we had thirty five (35) shareholders of record.

RULE 144 SHARES

A total of 2,500,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 50,000 shares as of the date of this prospectus; or
•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

(H) MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place an undue certainty on these forward-looking statements, which apply only as of the date of this prospectus; these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

PLAN OF OPERATIONS

Our plan of operations for the next twelve months is to proceed with the implementation of our business plan. We have started our operations include but not limited to fund raising activities and other business operations. We have raised an aggregate of $47,500 through private placements of our securities offerings. We intend to have fund raising activities after the effectiveness of the S-1 registration statement. We presently do not have definite plans for fund raising activities because our registration statement has not yet declared effective by the Securities and Exchange Commission. There is no guarantee that we will raise any funds. We intend to begin to accomplish the steps described in the following table as of the date of effectiveness. We will focus on generating advertising revenue from potential clients in Texas. We may require up to $48,800 in expanding our operations as outlined in the table below.

GOALS	PROJECT OUTCOMES	ESTIMATED COMPLETION DATES	ESTIMATE ANNUAL COST
Create our corporate website	Establish our corporate images	1-2 months	$2,500
Printing and Publishing	Publish our monthly journal	2- 3 months	$12,000
Articles and photography of Journal	Pay for writer's articles and photography	2-3 months	$ 6,000
Hiring commission sales representatives	Sign up 10-15 advertising accounts	2-3 months	$13,100
Marketing and Promotion	Create brand image in the community	3-4 months	$1,500
Expanding business activities	Acquisition of office equipments	9-12 months	$12,000
Installing metal newsstands	Convenient for customer to pick up newspapers	1 month	$900
Design Services	Additional design services by printing contractors	1 month	$800

CREATE OUR CORPORATE WEBSITE

It is part of our business strategy to have our corporate website. A website can convey our corporate images and services to potential advertisers throughout the United States. Web designers charge between $500 to $10,000 for website design projects. We believe our estimated cost for $2,500 will be sufficient to cover our website design. The estimate time to complete our website is between one or two months. Once the website is completed, it requires to continue updates with new contents and services. One of our business strategy is to have our on-line journal that is accessible throughout the United States. The internet has a wider readership than the local printed media. As soon as we have achieved a monthly circulation of 10,000 copies in Houston, Texas, we will be adding electronic version of our journal in the internet. The estimated cost of adding an electronic version of our journal on our website is $5,000. We believe we could achieved a monthly circulation of 10,000 copies within 36 months of our operations. Our initial monthly circulation will be 2,000 copies in Houston, Texas. For the Second year of operation, we believe our monthly circulation will be 3,000 copies. For the third year of operation, we believe our monthly circulation will be 10,000 copies. Once we have implemented our journal in the Internet format, we believe that we will be able to attract more advertisers and readers. There is no guarantee that we will be able to achieve the monthly circulation as of the estimated dates and there is no guarantee that we will ever be able to achieve a monthly circulation of 10,000 copies within three years.

PRINTING AND PUBLISHING

We have obtained printing estimations with printing contractors and publishers who agreed to provide printing services to our journal. These contractors have the required printing machines to produce our journal. One of our major expenditures for our business will be the printing and publishing costs. The estimated cost for the printing and publishing of our monthly journal is $1,000.

Printing contractors also have the capabilities to offer related design services for our journal. We estimated our additional design services offer by our independent printing contractor will be $800. These journalists and writers could contribute writings in many subject areas and able to meet our deadlines. The arrangements with journalists and writers were based on work counts. We believe journalists and writers typically charged $0.01 per word count and there is no guarantee that we will be able to purchase articles for $0.01 per word count. We have set aside $500 budget for writers each monthly. Some of our targeted advertisers are professionals in the field of medicine, law, accounting, real estate, travel and other service industries. There is no guarantee that advertisers are willing to contribute writings in their fields of the profession. We do not pay any fees to advertisers who contribute their own writings. However, readers will get to know these advertisers who are regular contributors to our journal.

It is customary for free newspapers, journals and magazines to set up their own metal newspaper racks within supermarkets and other designated areas such as banks and some Chinese restaurants. We have already made arrangements with a few supermarkets to display our journal. Displaying our journal within supermarkets are beneficial to the supermarkets and us. We believe any readers are motivated to pick up free newspapers, magazines or journals at supermarkets. We believe the readers' presence increase foot traffics to the supermarkets for shopping.

The estimate time to complete for publishing our first journal will be 2-3 months. We have received $, 6,300 deposit from advertisers. We believe it will be published on March 31, 2012. We plan to distribute 2,000 free copies.

HIRING COMMISSION SALES REPRESENTATIVES

It is less costly to hire commission sales persons than salaried employees because the Company is not required to contribute payroll taxes and other employees' benefit. We believe that it is not difficult to recruit one or two experienced sale representatives in Houston. Many new immigrants from China are highly educated, and some of them have experiences in sales and other related fields. However, good and reliable workforces still require careful and selective processes. We estimate the screening and recruiting of qualified sale representatives require one or two months. Once the right candidates were selected, we will provide a brief training session for our sales representatives. We have set aside a 15% as sales commission for our sales representatives, and we have an annual budget of $13,100 to pay commission to our sales representatives. We believe that the estimated budget of $13,100 for two part-time sales representative is sufficient for our initial operations.

MARKETING AND PROMOTION

Our marketing and promotion activities include business networking among business and community leaders in Houston. One of our goals is to maintain good relationship with journalists in the Chinese community. We will invite journalists for luncheons and encourage them to offer any suggestions to improve our productivity and sales. Our budget for marketing and promotion activities is estimated at $1,500 annually. We believe that this estimated budget is sufficient to carry out our marketing and promotion activities in the Chinese community.

EXPANDING OUR BUSINESS ACTIVITIES

In addition to outsource our printing and publishing tasks to local printing contractors, we believe that the Company requires some of the essential office equipments to carry out our daily operations. These office equipments include but not limited to desktop and laptop computers, copy machine, scanning machine, accounting software, office furniture and telephone equipments and additional design services. We have a budget our annual expenditures of these essential office equipments at $7,200. We budgeted $4,500 for professional services related to auditing and accounting services and $300 for legal fees related to register of trademarks with the U.S. Patent office.

RESULTS OF OPERATIONS

We are in the development stage and that we have commenced some of our planned principal operations. During the period of inception, July 14, 2010 to June 30, 2011, we incorporated the company and hired attorney, accountants, and auditor for the preparation of this registration statement. As of June 30, 2011 through December 31, 2011, we have not generated any revenues, nor we have produced, published or distributed an initial issue of the Global Seed Journal. We have received $6,300 from advertisers as deposit for advertising fees. We plan to publish our first journal on or before March 31, 2012.

Since inception, our loss has been $(5,091) of which $(5,091) is for general and administrative expenses. As we have indicated in our projected expenditures for the next twelve months, we will hire a web designer to design our company's website at an estimated cost of $2,500.

One of our major expenditures is the hiring of sales representatives. We have budgeted two part-time sales representatives with a projected annual commission of $13,100. We believe that the sales representatives are key to the success of our business because the sales representatives are able to solicit new accounts in the Chinese communities. Our projected marketing and promotion expenses are $1,500. Our general and administrative expenses are$ 12,000, which includes $4,500 for auditing fees and office equipments expenditure that includes a desktop and laptop computers, $1,250; copy machine, $750; scanning machine, $650; accounting software, $500; office furniture, $830; Edgar conversion services, $750; design and graphic services $800 and telephone expenses, $1,970.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operation. We issued 2,500,000 shares of common stock to 35 non-affiliated investors from July 14, 2010 to June 30, 2011, for $49,000; the private placements were relied on the exemption from the registration requirements of the Securities Act provided by Regulation S and/or Section 4(2) of the Securities Act. Each purchaser represented to us that he or she was not a United States person (as defined in Regulation S). Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares, and the date of the execution and delivery of the subscription agreement for such shares, purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placements and no underwriting discounts or commissions were paid.

As of December 31, 2011, our total assets were $ 51,209 in cash and our total liabilities were $6,300. Our sole officer and director, Su Zhi Da, verbally agreed to advance funds to us for general and administrative expenses for the next twelve months or until such a time the company begins to generate any revenues. There is no guarantee that Su Zhi Da will advance funds to us. We do not have any third-party banking or financing agreements in place to provide us with a source of liquidity.

GOING-CONCERN CONSIDERATION

John Kinross-Kennedy, C.P.A., our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $(5,091) for the period from July 14, 2010 (inception) to December 31, 2011 and we have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations and implementation of our business plan.. These factors raise substantial doubt that we will be able to continue as a going concern.

OFF-BALANCE SHEET ARRANGEMENTS

The Company has no material transactions, arrangements, obligations or other relationships with entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(I) CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There is no disagreements with our independent registered accountants.

(K) DIRECTORS AND EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

Name	Position held with the company	age	Date First elected or appointed
Su Zhi Da	Director, President, Treasurer, Secretary	78	July 13, 2010

BUSINESS EXPERIENCE

The following is a brief account of the education and business experience of our director and executive officer during at least the past five years, indicating each person's business experience, principal occupation during the period, and the name and principal business of the organization by which he/she was employed.

SU ZHI DA

From February 2006 to December 2006, Mr. Su acted as an advisor for the Beijing Library Management Association. He was primarily responsible for the review of newly established journals, their release and publication. From January 2007 to December 2007, Mr. Su acted as an advisor for the Beijing Management Association of Historic Books. He was primarily responsible for the review of some historical books before their release and publication. From January 2008 to December 2009, Mr. Su acted as an advisor for the Beijing Association of Books and Magazines. He was primarily responsible for the review of some magazine articles before their release and publication. From January 2010 to June 2010, Mr. Su acted as chief editor of a Beijing-based publication called Military Forum. This publication is a monthly journal that describes China's prominent ancient and contemporary leaders and events. On July 13 2010, Mr. Su incorporated the Global Seed Inc. in Texas.

During the past ten years, Mr. Su has not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Su was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Su's involvement in any type of business, securities or banking activities.
4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(L) EXECUTIVE COMPENSATION.

The Company presently not does have employment agreements with any of its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our current named executive officer holds substantial ownership in the Company.  As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last twelve months for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Su Zhi Da CEO, CFO	2010	0	0	0	0	0	0	0	0

COMPENSATION OF DIRECTORS TABLE

The table below summarizes all compensation paid to our directors for our last twelve months.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Su Zhi Da	0	0	0	0	0	0	0

EMPLOYEE STOCK OPTION PLANS

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors as of December 31, 2011.

(M) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth, as of June 30, 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 2,500,000 shares of common stock issued and outstanding on June 30, 2011.

Title of Class	Beneficiary Owner	Beneficial ownership	% of ownership
Common Stock	Su Zhi Da	2,500,000	50% [1]

Footnotes: [1]  Based on the total of 5,000,000 outstanding common shares as of December 31, 2011.

The person named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or  shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

(N) TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS, CORPORATE GOVERNANCE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 2,500,000 shares of common stock at a price of $0.004 per share to our president, Mr. Su for consideration of $1,000 on July 15, 2010. Pursuant to Rule 13d-3 of the Exchange Act, Su Zhi Da is considered the beneficial owner of 50% of the outstanding shares of the Company.  This issuance was made to Mr. Su, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

The Company reimbursed $500 to Mr. Su for certain start-up expenses during the last twelve months. Mr. Su has verbally agreed to fund the company for an indefinite period of time. Mr. Su's commitment to personally fund the Company is not contractual and there is no guarantee that he will advance funds to us.

CORPORATE GOVERNANCE

As a smaller reporting company, we are not listed on a national securities exchange or in an inter-dealer quotation system that has requirements that a majority of the board of directors be independent. Further, we have not applied for a listing with a national exchange or in an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. We have no standing committees regarding compensation, audit or other nominating committees.

ITEM 12a. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed a Registration Statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This Prospectus is filed as a part of that Registration Statement, but does not contain all of the information contained in the Registration Statement and exhibits. Statements made in the Registration Statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our Registration Statement and each exhibit attached to it for a more detailed description of matters involving the company. You may inspect the Registration Statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our Registration Statement and the referenced exhibits can also be found on this site.

FINANCIAL STATEMENTS

Page Index

Page
Report of Independent Registered Public Accounting Firm	F-1
Balance Sheet as of June 30, 2011 ( audited)	F-2
Balance sheet for the six months ended December 31, 2011 ( unaudited)	F-3
Statement of Operations from July 13, 2010 ( Inception) through June 30, 2011( audited)	F-4
Statement of operations for the six months ended December 31, 2011 and 2010, respectively and cumulative from July 13, 2010 ( inception) through December 31, 2011	F-5
Statement of Cash Flows from July 13, 2010 ( Inception) through June 30, 2011 ( audited)	F-6
Statement of Cash flows for the six months ended December 31, 2011 and 2010, respectively and from July 13, 2010 ( Inception) through December 31, 2011 ( unaudited)	F-7
Statement of Stockholder's Equity from July 13, 2010 ( Inception) through June 30, 2011 ( audited)	F-8
Footnotes	F-9-F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:

The Board of Directors and Stockholders

Global Seed Inc.

Houston, Texas

I have audited the accompanying balance sheet of Global Seed Inc. as of June 30, 2011 and the related statements of operations, of stockholders’ equity and of cash flows for the period since inception, July 13, 2010 to June 30, 2011. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Global Seed Inc. as of June 30, 2011 and the results of its operations and its cash flows for the period ended June 30, 2011, and for the period from inception, July 13, 2010 to June 30, 2011, in conformity with United States generally accepted accounting principles.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company as at June 30, 2011had not established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. These factors raise substantial doubt concerning the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent on the successful completion of its plan to raise capital and develop its publishing business in order to fund operating losses and become profitable. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $2,865 since inception. Management’s plans concerning these matters are also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/ s /John Kinross-Kennedy

Certified Public Accountant

Irvine, California

September 30, 2011

GLOBAL SEED INC.,

(A Development Stage Company)

Statement of Operations from

Inception on July 13, 2010

through June 30, 2011

		From July 13, 2010 ( Inception) through June 30, 2011 (audited)
REVENUES	$

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE EXPENSES		$2,865

TOTAL EXPENSES		$2,865

( LOSS) FROM OPERATIONS		$(2,865)

NET LOSS		$(2,865)

( LOSS) PER COMMON SHARES-BASIC AND DILUTED		$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		5,000,000

The accompanying notes are an integral part of these financial statements

F-2

GLOBAL SEED INC.,

( Development Stage Company)

Balance Sheet

ASSETS	December 31, 2011 ( unaudited)	June 30 2011 ( audited)
Current Assets
Cash & Cash Equivalent	$51,209	$9,500
Stock Subscription Receivable	-	$40,000
Total Current Assets	$51,209	$49,500
Total Assets	$51,209	$49,500
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Account Payable	$6,300	$2,365
Total Current Liabilities	6,300	$2,365

STOCK HOLDER'S EQUITY
Preferred stock 9,989,886,988, par value $0.0001: -0- issued & outstanding
Common stock 8,999,886,999 shares authorized: $0.0001 par value; 5,000,000 shares issued & outstanding	500	500
Additional paid-in capital	49,500	49,500
Deficit accumulated during development stage	(5,091)	(2,865)
Total Stockholders' Equity	44,909	47,135
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$48,360	$49,500

The accompanying notes are an integral part of these financial statements

GLOBAL SEED INC.,

(A Development Stage Company)

Statement of Operations from

Inception on July 13, 2010

through June 30, 2011

		From July 13, 2010 ( Inception) through June 30, 2011 (audited)
REVENUES	$

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE EXPENSES		$2,865

TOTAL EXPENSES		$2,865

( LOSS) FROM OPERATIONS		$(2,865)

NET LOSS		$(2,865)

( LOSS) PER COMMON SHARES-BASIC AND DILUTED		$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING		5,000,000

The accompanying notes are an integral part of these financial statements

GLOBAL SEED INC.,

( Development Stage Company)

Statements of Operations

	Six Months Ended December 31, 2011 ( unaudited)	From July 13, 2010 ( Inception) Through December 31,2010 ( unaudited)		From July 13, 2010 ( Inception) through December 31 2011 ( unaudited)
REVENUES	$-	$-	$

OPERATING EXPENSES

GENERAL AND ADMINISTRATIVE EXPENSES	2,226	-		5,091

TOTAL EXPENSES	2,226	-		5,091

( LOSS) FROM OPERATIONS	(2,226)	-		(5,091)

NET LOSS	$(2,226)	$-		$(5,091)

( LOSS) PER COMMON SHARES-BASIC AND DILUTED	$(0.00)	$-		$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,000,000			5,000,000

The accompanying notes are an integral part of these financial statements

GLOBAL SEED INC.,

(A Development Stage Company)

Statement of Cash flows

From 07/13/2010 ( Inception) through June 30, 2011 ( audited)
OPERATING ACTIVITIES:

NET PROFIT ( LOSS)	$(2,865)

NET CASH USED BY OPERATING ACTIVITIES:	$(2,865)

CASH FLOW FROM INVESTING ACTIVITIES:

NET CASH USED BY INVESTING ACTIVITIES:	$-

CASH FLOW FROM FINANCING ACTIVITIES:

PROCEEDS FROM ISSUANCE OF COMMON STCOK:	$50,000

NET INCREASE ( DECREASE) IN CASH	$47,135

CASH AT BEGINNING OF PERIOD:	$10,000

CASH AT END OF PERIOD:	$9,500

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:

INTEREST PAID	$-

INCOME TAX	$-

The accompanying notes are an integral part of these financial statements

Global Seed Inc.

A Development Stage Company)

Statement of Cash flows

	Six Months Ended December 31, 2011 ( unaudited)	From July 13, 2010 ( Inception) through December 31, 2010 ( unaudited)	From July 13, 2010 ( Inception) through December 31, 2011 ( unaudited)
OPERATING ACTIVITIES:
NET LOSS	$ (2,226)	$-	$(5,091)
DECREASE IN ACCOUNTS PAYABLE	(2,365)		-
INCREASE IN CUSTOMER DEPOSITS	6,300	-	6,300
NET CASH USED BY OPERATING ACTIVITIES:	1,709		1,209

CASH FLOW FROM INVESTING ACTIVITIES:

NET CASH USED BY INVESTING ACTIVITIES:	-	-	-

CASH FLOW FROM FINANCING ACTIVITIES:	-	-	-

ISSUANCE OF COMMON STOCK FOR CASH	40,000	10,000	50,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	40,000	10,000	50,000

CASH AT BEGINNING OF PERIOD:	9,500	-	-

CASH AT END OF PERIOD:	$ 51,209	$10,000	$51,209

SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING ACTIVITIES:

STOCK SUBSCRIPTION RECEIVABLE		-	$40,000

The accompanying notes are an integral part of these financial statements

GLOBAL SEED INC.,

(A Development Stage Company)

Statement of Stockholder’s Equity

From July 13, 2010 ( inception)

through June 30, 2011

( audited)

	Common Shares	Amount	Additional Paid in Capital	Deficit Accumulated During Development Stage	Total Stockholder Equity
From July 13, 2010 (Inception) through July 30, 2011
Common stock issued for cash at $0.004 per share on 7/15/2010	2,500,000	$250	$750		$1,000
Common stock issued for cash at $0.006 per share on 07/15/2010	1,500,000	$150	$8,850		$9,000
Common stock issued for cash at $0.04 per share on 06/28/2011	1,000,000	$100	$39,900		$40,000
N Net Loss from Inception July 14, 2010 to July 30, 2011				$(2,865)	$(2,865)
Balance on July 30, 2011	5,000,000	$500	$49,500	$(2,865)	$47,135

The accompanying notes are an integral part of these financial statements

GLOBAL SEED INC.

(A Development Stage Company)

Notes to the Financial Statements

As of December 31, 2011

NOTE 1 – BUSINESS AND CONTINUED OPERATIONS

ORGANIZATION

Global Seed Inc., a development stage company, (the “Company”), was incorporated on July 13, 2010 in the State of Texas.  Initial operations have included organization and incorporation, target market identification, new business development, marketing plans, fund raising, and capital formation.  A substantial portion of the Company’s activities has involved developing a business plan and establishing contacts and visibility in the Asian communities in Houston, Texas.  The Company has generated no revenues through December 31, 2011. The Company is a publishing company that will publish a monthly journal called the Global Seed Journal.

The fiscal year end of the Company is June 30.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying interim financial statements and related notes as of and for the six months ended December 31, 2011 have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for the financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”).  The interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the fiscal year presented.

These financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company for the period from July 13, 2010 (inception) through June 30, 2011 contained in the information filed as part of the Company’s Registration Statement on Form S-1. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the six month period ended December 31, 2011 are not necessarily indicative of results for the entire year ending June 30, 2012.

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH EQUIVALENTS

The company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of advertising services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 (“SAB 104”), “Revenue Recognition in Financial Statements.” Revenue will consist of selling of adverting services and will be recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectivity is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied will be recorded as unearned revenue. The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period the publication is provided and costs are recorded in the period incurred rather than paid.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

 Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and account receivable approximate their fair values because of the short maturity of these instruments.

 INCOME TAXES

The Company utilizes FASB ASC 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recorded when in the opinion of management, it is “more likely-than-not” that a deferred tax asset will not be realized.

The Company generated a deferred tax credit through net operating loss carryforward. However, a valuation allowance of 100% has been established. Interest and penalties on tax deficiencies recognized in accordance with ASC accounting standards are classified as income taxes in accordance with ASC Topic 740-10-50-19.

DEVELOPMENT -STAGE COMPANY

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915. ASC 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things. Management has defined inception as July 13, 2010. Since inception, the Company has incurred an operating loss of $(5,091) The Company’s working capital has been generated through sale of stock. Management has provided financial data since July 13, 2010, in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

 BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with ASC 260, Earnings Per Share, for the period presented. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilative convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

As of December 31, 2011, the Company had no potentially dilutive securities.

The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the six months ended December 31, 2011.

Basic and diluted net loss per share:
Net Loss	$(2,226)
Denominator:
Basic and diluted weighted average number of shares outstanding	5,000,000
Basic and diluted Net Loss Per share	$(0.00)

 NOTE 3-GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had a operating loss of $ (2,226) in the six months ended December 31, 2011 and $(5,091) since inception, July 30, 2010. The Company had a positive cash flow of $51,209 for cash and cash equivalent assets for the six months ended December 31, 2011. Management’s plans to continue as a going concern include raising additional capital through sales of common stock and expect to publish the first journal on March 31, 2012. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 -RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

 In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

 In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

In March 2010, the FASB issued ASU No. 2010-11, "Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives" (codified within ASC 815 - Derivatives and Hedging).  ASU 2010-11 improves disclosures originally required under SFAS No. 161.  ASU 2010-11 is effective for interim and annual periods beginning after June 15, 2010.  The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In April 2010, the FASB issued ASU No. 2010-17, "Revenue Recognition - Milestone Method (Topic 605): Milestone Method of Revenue Recognition" (codified within ASC 605 - Revenue Recognition).  ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions.  ASU 2010-17 is effective for interim and annual periods beginning after June 15, 2010.  The adoption of this statement had no effect on the Company’s reported financial position or results of operations.

In May 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues: Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The Company does not expect the provisions of ASU 2010-19 to have any effect on the Company’s reported financial position or results of operations.

On December 1, 2010 the Company adopted guidance issued by the FASB ASU 2010-15 on the consolidation of variable entities. The new guidance requires revised valuations of whether entities represent variable interest entities, ongoing assessments of control over such entities and additional disclosures for variable interests. Adoption of the new guidance did not have a material impact on our financial statements. The Company has reviewed issued accounting pronouncements and plans to adopt those that are applicable to it. The Company does not expect the adoption of any other pronouncements to have a n impact on its results of operations or financial position.

 NOTE 5 – DEFERRED INCOME TAX CREDIT

 The Company has a Net Operating Loss of $(5,091) as of December 31, 2010, which can be utilized to offset taxable income for the following 20 years, unless utilized first. The net operating loss generated a deferred income tax credit of $764, however an allowance of $764 has been established, since it is “more likely than not” that the tax credit will not be realized.

 NOTE 6 – COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies for the period ended December 31, 2011.

NOTE 7 – RELATED PARTY TRANSACTIONS

On July 15, 2010, 2,500,000 shares of common stock were issued to the Company President and CEO, Su Zhi Da, for consideration of $1,000.

NOTE 8 – CAPITAL STOCK

On July 15, 2010, 2,500,000 shares of common stock were issued for cash at $0.004 per share, realizing $1,000. On July 15 10, 2010, 1,500,000 shares of common stock were issued for cash at $0.006 per share, realizing $9,000.

On July 15 10, 2010, 1,500,000 shares of common stock were issued for cash at $0.006 per share, realizing $9,000.

On June 28, 2011, 1,000,000 shares of common stock were issued for stock subscription receivables at $0.04 per share. The stock subscription receivables were subsequently received in cash on August 29, 2011.

Our authorized capital stock consists of 8,999,886,999 shares of Common Stock at par value $0.0001 per share and 9,989,886,988 shares of preferred stock at par value $0.0001 per share. We currently have 5,000,000 shares of Common Stock issued and outstanding; no preferred shares have been issued to date.

NOTE 9 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 10 – SUBSEQUENT EVENTS

Events subsequent to December 31, 2011 have been evaluated through February 24, 2012, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading. Management found no subsequent events to be disclosed.

PART 11

Information not required in prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee	$15
Edgar fees	$300
Accounting and auditing fees	$2,500
Transfer Agent fees	$550
Legal fees	$1,500
Total	$4,865

Note: All amounts are estimates. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14. IDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Texas Business Organizations Code, our By-Laws provide for indemnification of our directors and officers for liabilities, and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, actions that the indemnities had no reasonable cause to believe were unlawful. Reference is made to our By-Laws filed as exhibits. The following description is intended as a summary only and is qualified in its entirety by reference to our Articles of Incorporation, our By-Laws and Texas law. The description of liability limitations and indemnification reflects provisions of our By-Laws and is qualified in its entirety by reference to the text of those documents.

 ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

We closed an issue of 2,500,000 shares of common stock on July 15, 2010 to our sole officer and director, Su Zhi Da, at a price of $0.004 per share.  The total proceeds received from this offering were $1,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We closed an issue of 1,500,000 shares of common stock on July 15, 2010 to a total of twenty five (25) purchasers at a price of $0.006 per share. The total proceeds received from this offering were $9,000. In addition, we closed an issued of 1,000,000 shares of common stock on June 28, 2011 to a total of ten (10) purchasers at a price of $0.04 per share. The total proceeds received from this offering were $40,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above. We completed these two offerings pursuant Rule 903(a) and conditions set forth in Category 3, Rule 903(b)(3) of Regulation S of the Securities Act of 1933.

Regulation S Compliance:

·         Each offer or sale was made in an offshore transaction;

·         We did not engage any distributors, respective affiliates, not any other person on our behalf to make direct selling efforts in the United States;

·         Offering restrictions were, and are, implemented;

·         No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

·         Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

·         Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

·         The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933;

·         We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration;

·         We have never utilized an underwriter for an offering of our securities;

·         Other than the securities mentioned above, we have not issued or sold any securities.

 Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT	DESCRIPTION
3.1	Articles of Incorporation of Registrant*
3.2	Bylaws of Registrant*
5.1	Opinion of Kristie L. Lewis, Esq., regarding the legality of the securities being Registered.*
23.1	Consent of John-Kinross Kennedy, Registered Public Accounting Firm. * Previously filed*

UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 24, 2012

Global Seed Inc.,

By: /s/ Su Zhi Da

Name: Su Zhi Da

Title: President, Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

Global Seed Inc.,

/s/ Su Zhi Da

Name: Su Zhi Da

Title: President, Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer and sole Director

February 24, 2012